Exhibit 99.4

ASIAN TRENDS MEDIA HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

-------------------------------------------------

INDEX TO PRO-FORMA FINANCIAL STATEMENTS

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET, June 30, 2010	2

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD ENDED June 30, 2010	2

NOTES TO UNAUDITED PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS	4

ASIAN TRENDS MEDIA HOLDINGS, INC.
UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2010

	Asian Trends	GME	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$62,195	$69,869	$-		$132,064
Accounts receivable, net of allowance for doubtful accounts	-	104,962	-		104,962
Other receivables and deposits	171,427	9,575	-		181,002
Total current assets	263,622	184,406	-		418,028

PROPERTY, PLANT & EQUIPMENT, NET	49,859	6,285	-		56,144
TOTAL ASSETS	$283,481	$190,691	$-		$474,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$81,900	$66,348	$-		$148,248
Advances from shareholders	-	72,854	-		72,854
Accrued expenses and other payables	19,136	171,128	-		190,264
Total current liabilities	101,036	310,330	-		411,366

TOTAL LIABILITIES	101,036	310,330			411,366

STOCKHOLDERS’ EQUITY
Common stock, par value $0.001, 225,000,000 shares authorized; 95,564,000 shares issued and outstanding as of June 30, 2010	95,564	26	22,122	(1)	117,712
Preferred stock, par value of $0.001, 5,000,000 shares authorized; 0 share issued and outstanding as of June 30, 2010	-	-	-		-
Additional paid in capital	883,795	-	(22,148)	(2)	861,647
Accumulated deficit	(796,914)	(119,665)	26	(3)	(916,553)
TOTAL STOCKHOLDERS’ EQUITY	182,445	(119,639)	-		62,806

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$283,481	$190,691	$-		$474,172

See accompanying notes to the unaudited condensed pro forma combined financial statements which are an integral part of these statements

ASIAN TRENDS MEDIA HOLDINGS, INC.
UNAUDITED CONDENSED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2010

	Asian Trends	GME	Adjustments	Pro Forma

REVENUE	$294	$398,575	$-	$398,869

COST OF SALES	(294)	(249,611)	-	(249,905)

GROSS PROFIT	-	148,964	-	148,964

EXPENSES
General & administrative	124,625	220,972	-	345,597

TOTAL OPERATING EXPENSES	124,625	220,972	-	345,597

OPERATING LOSS	(124,625)	(72,008)	-	(196,633)

LOSS BEFORE TAXES	(124,625)	(72,008)	-	(196,633)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(124,625)	$(72,008)	$-	$(196,633)

OTHER COMPREHENSIVE INCOME	-	-	-	-

COMPREHENSIVE LOSS	$(124,625)	$(72,008)	$-	$(196,633)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.00)			$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	84,099,337			106,247,247

See accompanying notes to the unaudited condensed pro forma combined financial statements which are an integral part of these statements

NOTE 1   BASIS OF PRESENTATION

On June 25, 2010, Asian Trends Media Holdings, Inc. (the “Company”) entered into a share exchange agreement (the “Agreement”) with Global Mania Empire Management Ltd., a Hong Kong company engaging in projects and artistes management (“GME”) and the owners and shareholders of GME.  According to the terms of the Agreement, the Company acquired 100% ownership of Global by issuing 22,147,810 shares of its common stock to the owners of GME.  The transaction was closed on August 31, 2010.

NOTE 2   PRO-FORMA FINANCIAL STATEMENTS

The Company acquired 100% ownership of GME. The accompanying unaudited pro forma combined financial statements are based upon the historical consolidated balance sheets and consolidated statements of operations of the Company and GME. The unaudited pro forma combined balance sheet as of March 31, 2010 and as of June 30, 2010 has been prepared as if the acquisition occurred on January 1, 2010. The unaudited pro forma combined financial statements of operations for the period ended March 31, 2010 and June 30, 2010 have been prepared as if the acquisition had occurred on January 1, 2010. The statements are based on accounting for business acquisition, whereby the Company will be the surviving corporate entity and GME is a wholly subsidiary of the Company.

NOTE 3   PRO-FORMA ADJUSTMENTS

The consolidating entries on the pro-forma consolidated balance sheet to eliminate investments in subsidiary accounts:

(1)

Net effect of increase in common stock as a result of issuing shares for acquisition and elimination of share capital of GME

(2)

Net effect of reduction in additional paid in capital as a result of issuance of shares for acquisition, elimination of share capital and accumulated loss of GME

(3)

Net effect of eliminating the accumulated loss of GME and the immediate write off of the difference between the cost of investment against the net asset value (deficit) of GME

4